Exhibit 10(gg)

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

Restricted Stock Grant

(Long-Term Incentive Compensation Program under the 2005 Stock Incentive Plan)

United States Steel Corporation, a Delaware Corporation, herein called the Corporation, grants to the undersigned employee of the Corporation or one of its subsidiaries (the “Grantee”) the number of shares of the class of common stock of the Corporation set forth below:

Name of Grantee:

Name of Employing Company on Date Hereof:	United States Steel Corporation

Number of Shares of Restricted Stock Granted:

Date of This Grant:	[ ], 2006

By my acceptance, I agree that the above-listed shares are granted under and governed by the terms and conditions of the Corporation’s 2005 Stock Incentive Plan (the “Plan”), the Corporation’s Administrative Regulations for the Long-Term Incentive Compensation Program (the “Administrative Regulations”), and the Grant Terms and Conditions contained herein, as well as such amendments to the Plan and/or the Administrative Regulations as the Compensation & Organization Committee, or its successor committee (the “Committee”), may adopt from time to time.

United States Steel Corporation		Accepted as of the above date:

By		By
	Authorized Officer		Signature of Grantee

Terms and Conditions

1. The Corporation shall issue in the Grantee’s name, for no cash consideration, a stock certificate for the number of shares (the “Shares”) of common stock of the Corporation set forth in this Restricted Stock Grant. The certificate shall be held in custody by the Corporation and Grantee agrees that a restrictive legend may be placed on the Shares. If and when the restrictions applicable to all or any portion of the Shares are terminated (the Shares are “vested”), a certificate, free of all restrictions, shall be issued in the Grantee’s name (or, in the event of the Grantee’s death prior to such termination or such issuance, to the Grantee’s estate) for the number of vested Shares. The Grantee shall not be entitled to delivery of a certificate for any portion of the Shares until such portion of Shares have vested. During the period prior to vesting or forfeiture of all or any portion of the Shares, the Grantee shall be entitled to vote the Shares and shall receive dividends paid on the Shares.

2. The Grantee shall endorse in blank and return to the Corporation a stock power for the Restricted Stock certificate.

3. The restriction period with regard to the Shares shall commence on the date the Shares are granted. The Grantee shall not sell, transfer, assign, pledge or otherwise encumber or dispose of any portion of the Shares, and any attempt to sell, transfer, assign, pledge or encumber any portion of the Shares prior to termination of restrictions shall have no effect.

4. Notwithstanding anything to the contrary stated herein, and in lieu of application of Section 9 of the Plan, in the case of a Change of Control (as defined in Section 4(F)(1) of the Administrative Regulations) of the Corporation, all restrictions shall automatically terminate.

5. Unless otherwise determined by the Committee, unvested Shares are forfeited if termination of employment is due to Termination without Consent or Termination for Cause. Any and all forfeitures of Shares shall be evidenced by written notice to the participant. Upon the forfeiture of any Shares, such forfeited Shares shall be transferred to the Corporation without further action by the Grantee. Notwithstanding the foregoing, if the Grantee is a party to an individual Change in Control Agreement (a “CIC Agreement”) with the Corporation providing for benefits upon a termination for other than “Cause” or “Disability” or a termination for “Good Reason”, then the unvested Shares shall not be forfeited if (i) the Grantee’s employment is terminated during a Potential Change in Control Period either by the Corporation for other than “Cause” or “Disability” or by the Grantee for “Good Reason”, as such terms are defined in the CIC Agreement and (ii) a 409A Change in Control, as defined in the CIC Agreement, occurs within twenty-four months following the commencement of the Potential Change in Control Period. In such event, all restrictions shall automatically terminate upon the occurrence of the 409A Change in Control.

            6. The Grantee agrees to continue as an employee of an employing company for three years from the date of the Grant, subject to the employing company’s right to terminate the Grantee’s employment at any time, performing such duties consistent with his capabilities and receiving his present compensation or such adjusted compensation as the employing company shall from time to time reasonably determine. The Shares shall vest as follows: (i) upon the first anniversary of the Date of Grant, one-third of the Shares granted on the Date of Grant shall vest, provided that the Grantee is employed by the Corporation or its subsidiaries on such anniversary, (ii) upon the two year anniversary of the Date of Grant, an additional one-third of the Shares granted on the Date of Grant shall vest, provided that the Grantee is employed by the Corporation or its subsidiaries on such anniversary, and (iii) upon the three year anniversary of the Date of Grant, the remaining one-third of the Shares granted on the Date of Grant shall vest, provided that the Grantee is employed by the Corporation or its subsidiaries on such anniversary. All fractional unvested Shares, if any, resulting from the ratable vesting shall vest as whole Shares upon the latter vesting date. Unless otherwise determined by the Committee, a prorated number of the unvested Shares scheduled to vest during any Vesting Year will vest, based upon the number of complete months worked during the Vesting Year in which the Participant’s termination of employment occurs by reason of Retirement, death, Disability or Termination with Consent. The remaining unvested Shares are forfeited immediately upon the Grantee’s termination of employment without consideration or further action being required of the Corporation.

7. The number of Shares awarded is subject to adjustment as provided in Section 8 of the Plan. The Grantee shall be notified of such adjustment and such adjustment shall be binding upon the Corporation and the Grantee.

8. This Grant and the issuance, vesting and delivery of Shares are subject to, and shall be administered in accordance with, the provisions of the Plan and the Administrative Regulations, as the same may be amended by the Committee from time to time, provided that no amendment may, without the consent of the Grantee, affect the rights of the Grantee under this Grant in a materially adverse manner. All capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan or the Administrative Regulations. In the event of a conflict between the Plan and the Administrative Regulations, unless this Grant specifies otherwise, the Plan shall control.

9. The obligations of the Corporation and the rights of the Grantee are subject to all applicable laws, rules and regulations including, without limitation, the Securities Exchange Act of 1934, as amended; the Securities Act of 1933, as amended; the Internal Revenue Code of 1986, as amended; and any other applicable laws.

10. The Grant shall not be effective unless it is accepted by the Grantee and notice of such acceptance is received by the Stock Plan Officer.

11. Grantee shall be advised by the Corporation as to the amount of any federal, state, local or foreign income or employment taxes required to be withheld by the Corporation on the compensation income resulting from the award of, or lapse of restrictions on, the Shares. Grantee shall pay any taxes required to be withheld directly to the Corporation in cash upon request; provided, however, that where the restrictions set forth in Section 6 hereof have lapsed Grantee may satisfy such obligation in whole or in part by requesting the Corporation in writing to withhold from the Shares otherwise deliverable to Grantee or by delivering to the Corporation shares of its common stock having a Fair Market Value, as defined in the Plan, on the date the restrictions lapse equal to the amount of the aggregate minimum statutory withholding tax obligation to be so satisfied. Grantee understands that no shares of Stock shall be delivered to Grantee, notwithstanding the lapse of the restrictions thereon, unless and until Grantee shall have satisfied any obligation for withholding taxes with respect thereto as provided herein.

12. Nothing herein shall be construed as giving Grantee any right to be retained in the employ of the Corporation or affect any right which the Corporation may have to terminate the employment of such Grantee.

13. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of laws thereof.